UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2012

CALVIN B. TAYLOR BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland                           000-50047                         52-1948274
             (State of incorporation)     (Commission file number)       (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
 Address of principal executive offices

(410) 641-1700
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 9, 2012, the Company held its Annual Meeting of Stockholders. The purposes of the meeting were as follows:

Item 1. To elect the Directors of the Company, who shall serve for a one-year term, and until their respective successors are elected and have qualified.
Item 2. To ratify the appointment of Rowles & Company, LLP as the independent auditors for Calvin B. Taylor Bankshares, Inc., and Calvin B. Taylor Banking Company of Berlin, Maryland for the fiscal year ending December 31, 2012.
Item 3. To cast an advisory vote on executive compensation.
Item 4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Final voting results for Item 1, the election of Directors, are detailed in the following table.
	Votes Cast
	For	Against	Withheld	Total
James R Bergey Jr	2,370,564	-	680	2,371,244
John H Burbage Jr	2,370,329	-	915	2,371,244
Todd E Burbage	2,370,469	-	775	2,371,244
Charlotte K Cathell	2,370,644	-	600	2,371,244
Reese F Cropper Jr	2,296,430	-	74,814	2,371,244
Reese F Cropper III	2,337,203	-	34,041	2,371,244
Hale Harrison	2,367,067	-	4,177	2,371,244
Gerald T Mason	2,370,469	-	775	2,371,244
William H Mitchell	2,296,670	-	74,574	2,371,244
Joseph E Moore	2,341,515	-	29,729	2,371,244
Louis H. Taylor	2,370,369	-	875	2,371,244
Raymond M Thompson	2,341,790	-	29,454	2,371,244

Final voting results for Item 2, ratification of Rowles & Company, LLP as independent auditor, are detailed in the following table.
	Votes Cast				Broker
	For	Against	Total	Abstentions	Non-votes
Rowles & Company, LLC	2,469,968	1,417	2,471,385	6,580	46,960

Final voting results for Item 3, advisory vote on executive compensation, are detailed in the following table.
	Votes Cast
	For	Against	Total	Abstentions
Executive Compensation	2,301,871	11,850	2,313,721	57,523

There was no other business introduced under Item 4.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

Date: May 11, 2012_______

By: /s/ Raymond M. Thompson

Raymond M. Thompson
President & Chief Executive Officer